Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-168777) pertaining to the Columbus McKinnon Corporation 2010 Long Term Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-212865) pertaining to the Columbus McKinnon Corporation 2016 Long Term Incentive Plan, and

(3)	Registration Statement (Form S-8 No. 333-280936) pertaining to the Columbus McKinnon Corporation 2016 Second Amended and Restated 2016 Long-Term Incentive Plan;

of our reports dated June 8, 2026, with respect to the consolidated financial statements and schedule listed in the Index at Item 15(2) of Columbus McKinnon Corporation and the effectiveness of internal control over financial reporting of Columbus McKinnon Corporation included in this Annual Report (Form 10-K) of Columbus McKinnon Corporation for the year ended March 31, 2026.

/s/ Ernst & Young LLP

Charlotte, North Carolina
June 8, 2026